EXHIBIT 32

CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350

The undersigned Chief Executive Officer and Chief Financial Officer certify that this report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


    Date: November 14, 2005       By: /s/ Lee Cole
                                      -------------------------------------
                                      Lee Cole, CEO, President and Director


    Date: November 14, 2005       By: /s/ Linden Boyne
                                      -----------------------------------------
                                      Linden Boyne , CFO, Secretary-Treasurer &
                                      Director